                                                                    Exhibit 23.1

                        CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in the Registration Statement of Form S-3, and related Prospectus of PNC Bank Corp. for the registration of $600,000,000 of Capital Securities of PNC Capital Trust C, PNC Capital Trust D, PNC Capital Trust E, PNC Capital Trust F and to the incorporation by reference therein of our report dated January 23, 1998, with respect to the consolidated financial statements of PNC Bank Corp. incorporated by reference in its Annual Report on Form 10-K for the year ended December 31, 1997, filed with the Securities and Exchange Commission.




                                                           /s/ ERNST & YOUNG LLP



Pittsburgh, Pennsylvania
April 20, 1998